May 2024 Investor Presentation Contact: Allen Danzey CFO The Dixie Group Phone: 706-876-5865 allen.danzey@dixiegroup.com Exhibit 99.1

Forward Looking Statements The Dixie Group, Inc. • Statements in this presentation which relate to the future, are subject to risk factors and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such factors include the levels of demand for the products produced by the Company. Other factors that could affect the Company’s results include, but are not limited to, raw material and transportation costs related to petroleum prices, the cost and availability of capital, and general economic and competitive conditions related to the Company’s business. Issues related to the availability and price of energy may adversely affect the Company’s operations. Additional information regarding these and other factors and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission. • General information set forth in this presentation concerning market conditions, sales data and trends in the U.S. carpet and rug markets are derived from various public and, in some cases, non-public sources. Although we believe such data and information to be accurate, we have not attempted to independently verify such information. 2

Dixie History

THE DIXIE GROUP

- 1920 Began as Dixie Mercerizing in Chattanooga, TN
- 1990's Transitioned from textiles to floorcovering
- 2003 Refined focus on upper- end floorcovering market
- 2003 Launched Dixie Home - upper end residential line
- 2005 Launched modular tile carpet line – new product category
- 2012 Purchased Colormaster dye house and Crown Rugs
- 2013 Purchased Robertex - wool carpet manufacturing
- 2014 Purchased Atlas Carpet Mills – high-end commercial business
- 2014 Purchased Burtco - computerized yarn placement for hospitality
- 2016 Launched Calibré luxury vinyl flooring in Masland Contract
- 2017 Launched Stainmaster® LVF in Masland and Dixie Home
- 2018 Launched engineered wood in our Fabrica brand
- 2018 Unified Atlas and Masland Contract into single business unit
- 2019 Launched TRUCOR™ and TRUCOR Prime™ LVF in Dixie Home and Masland
- 2021 Sale of AtlasMasland Commercial Business
- 2022 Launched 1866 by Masland and Décor by Fabrica
- 2024 Celebrating the 50th Anniversary of the Fabrica Brand

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Dixie Today • Commitment to brands in the upper-end residential market with strong growth potential. • Diversified customer base – Top 10 customers • 7% of sales – Top 100 customers • 24% of sales 4

Net Sales of Residential Products ($ shown in millions) 5

Dixie Group Business Drivers 6 • The residential flooring market is driven by remodeling, existing home sales and new construction of single family and multifamily housing. • Our residential business plays primarily in the mid to high end residential replacement segment, dependent upon consumer confidence, the health of the stock market and the wealth effect.

New and Existing Home Sales Seasonally Adjusted Annual Rate 7 New 1,000 Existing 1,000 Source: National Association of Realtors (existing) and census.gov/newhomesales 3,500 4,000 4,500 5,000 5,500 6,000 6,500 7,000 300 350 400 450 500 550 600 650 700 750 800 850 900 950 1,000 1,050 Jan '16 Jan '17 Jan '18 Jan '19 Jan '20 Jan '21 Jan '22 Jan '23 Jan '24

Remodeling Activity 8

2022 U.S. Flooring Manufacturers

THE DIXIE GROUP

Flooring Manufacturers	Flooring $ in millions	Flooring Market %
Shaw (Berkshire Hathaway)	6,076	24.7%
Mohawk (MHK)	5,306	21.6%
MSI	1,435	5.8%
Engineered Floors	1,414	5.7%
Mannington	1,010	4.1%
Imports & All Others	9,344	38.0%
Total	24,585	100.0%

Source: Floor Focus - Flooring includes sales of carpet, rugs, ceramic floor tile, wood, laminate, resilient and rubber

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Industry Positioning The Dixie Group • Strategically our business is driven by our relationship to the upper-end consumer and the design community • This leads us to: – Have a sales force that is attuned to design and customer solutions – Be a “product driven company” with an emphasis on beautiful and trend setting styles, colors, and designs – Be quality focused with a reputation for building excellent products and standing behind what we make – And, unlike most of the industry, not manufacturing driven 10

Dixie Group High-End Residential Sales All Brands 11 Sales by Brand for Q12024 Trailing Twelve Months

Dixie Group High-End Residential Sales All Brands Sales by Channel for Q1 2024 Trailing Twelve Months The company believes that a significant portion of retail sales also involve a designer. 12 Retailer Designer Other Builder

Market Share 13 Sales by The Dixie Group as a percent of the estimated total residential market

DH FLOORS

THE DIXIE GROUP





- In 2023, we rebranded Dixie Home as DH Floors and celebrated 20 years in the market.
- Affordable Fashion: DH Floors provides well styled carpet and hard surface designs in the mid to high end residential market.
- With a broad range of price points, DH Floors meets the needs of a wide range of consumers through the specialty retail channel.
- During 2023, our new collection of beautiful carpet styles made with DuraSilk™ SD Pet Solutions polyester was well received by the market and became a key growth category.
- In 2024, we are expanding our line of DuraSilk™ SD carpet styles with unique aesthetics and colorations. We are also launching new EnVision Nylon and EnVision SD Nylon styles.
- Growth initiatives
  - DuraSilk™ Solution Dyed Polyester
  - TRUCOR® SPC flooring
  - DH engineered wood
  - EnVision Nylon™
  - EnVisionSD Pet Solutions™

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• Inspired by Design: leading high-end brand with reputation for innovative styling, design and color • High-end retail / designer driven, approximately 17% of sales directly involve a designer • The most versatile offering in the industy • Growth initiatives – TRUCOR® Prime WPC flooring – TRUCOR® Energy SPC flooring – TRUCOR® Tymbr high performance laminate flooring – 1866 by Masland high end wool and decorative carpet and rugs – EnVision Nylon – EnVisionSD Pet Solutions 15

• Quality without Compromise: beautiful, high end residential products, manufactured with the finest raw materials and an unwavering commitment to quality and attention to detail. • Designer focused, approximately 23% of sales directly involve a designer • Custom construction, pattern, and color capabilities. • Celebrating the Fabrica brand’s 50th Anniversary in 2024 • Growth initiatives – Fabrica Fine Wood Floors, a sophisticated collection of refined wood flooring – EnVision Nylon – Décor by Fabrica – high end wool and decorative carpet and rugs

Current Business Conditions Operating Results • Despite a seasonally slow start to the quarter, sales volumes and gross margins were closely in line with the prior year in the month of March. • Through the first 17 weeks of 2024, order entry is slightly below (-1.5%) the comparable period in the prior year. • In the first quarter of 2024, we began the successful production of nylon from our North Georgia extrusion line. Growth Initiatives • In Q1 2024, we launched 14 new carpet styles in our Masland and Fabrica divisions. In Q2, we will launch the remaining soft surface introductions as well as our new hard surface collections for 2024. • We will expand our DuraSilkSD polyester offering in 2024. This category gained strong traction in 2023 and is a major growth initiative for us in 2024. Q124 growth exceeded 60% vs. prior year. • We started up a nylon extrusion line during Q124. This operation will serve our high end carpet brand and provide a steady source of nylon fiber to help meet our raw material needs. • We are celebrating Fabrica’s 50th Anniversary in 2024 with strong product launches, promotions, social media campaigns and in store merchandising materials. • We are continuing to innovate and drive growth in the hard surface segment through our TRUCOR®, DH Floors Wood, and Fabrica Wood offerings. Our new launches are slated for launch in Q224. • Execution of our new decorative segment strategy. 1866 by Masland, 1866 All Seasons Collection, and Décor by Fabrica. Fueled by new products, this segment grew nicely in Q124 • During Q124, we gained share in the residential replacement market, for both soft surface and hard surface. Our highest end brands were notably strong in the challenging market conditions we faced.